[M.S. CARRIERS LOGO]

                                                       April 5, 1999

Dear Shareholders:

        It is a pleasure to invite you to the 1999 Annual Meeting of Shareholders to be held at the Company's Office, 3171 Directors Row in Memphis, Tennessee on May 7th. I hope that those of you who find itconvenient will attend.

            At the meeting we will report to you on the Company's current operations and outlook, and members of the Board of Directors and management will be pleased to respond to any questions you may have.

            Whether you own few or many shares of stock and whether or not you plan to attend in person, it is important that your shares be voted on matters that come before the meeting. I urge you to specify your choices by marking the enclosed proxy card and returning it promptly.

            If you sign and return your proxy card without specifying your choices, it will be understood that you wish to have your shares voted in accordance with the Board's recommendations.

            I look forward to seeing as many of you as possible at the meeting.

                                         Sincerely,


                                         /s/ MICHAEL S. STARNES
                                         Michael S. Starnes
                                         CHAIRMAN OF THE BOARD

                         M.S. CARRIERS, INC.
              NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

            Notice is hereby given that the Annual Meeting of Shareholders of M.S. Carriers, Inc. (the "Company") will be held at the Company's Office, 3171 Directors Row, Memphis, Tennessee, on Friday, May 7, 1999, at 9:00 a.m., local time, for the following purposes:

            1. To elect directors for the ensuing year; and

            2. To act upon such other matters as may properly
               come before the meeting.

            Shareholders of record at the close of business on March 5, 1999, will be entitled to vote at the meeting or any adjournment thereof.

            It is important that your shares be represented at the meeting. Accordingly, you are urged to sign and return the enclosed proxy card whether or not you plan to attend the meeting. If you do attend, you may vote by ballot at the meeting, thereby canceling any proxy vote previously given.

                             M.J. Barrow
                             SENIOR VICE PRESIDENT-FINANCE AND
                             ADMINISTRATION, CHIEF FINANCIAL OFFICER,
                             AND SECRETARY-TREASURER

                         M.S. CARRIERS, INC.
                         3171 DIRECTORS ROW
                      MEMPHIS, TENNESSEE 38131

                           PROXY STATEMENT

            This proxy statement and the accompanying proxy card are being mailed on or about April 5, 1999, to the shareholders of the Company in connection with the solicitation of proxies by the Board of Directors for the Annual Meeting of Shareholders in Memphis, Tennessee. Proxies are solicited to give all shareholders of record at the close of business on March 5, 1999, an opportunity to vote on matters that come before the meeting. This procedure is necessary because many shareholders will not be able to attend the meeting. Shares can be voted only if the shareholder is present in person or is represented by proxy.

            When your proxy card is returned properly signed, the shares represented will be voted in accordance with your directions. You can specify your choices by marking the appropriate boxes on the enclosed proxy card. If your proxy card is signed and returned without specifying choices, the shares will be voted as recommended by the Board of Directors. You may revoke your proxy at any time before it is voted at the meeting.

            Your vote is important. Accordingly, you are urged to sign and return the accompanying proxy card whether or not you plan to attend the meeting. If you do attend, you may vote by ballot at the meeting, thereby canceling any proxy vote previously given.

            As a matter of policy, proxies, ballots and voting tabulations that identify individual shareholders are kept private by the Company. Such documents are available for examination only by certain representatives associated with processing proxy cards and tabulating the vote. The vote of any shareholder is not disclosed except as may be necessary tomeet legal requirements.

            As of March 5, 1999, the record date, there were 12,283,601 shares of Common Stock issued and outstanding. Each share ofCommon Stock is entitled to one vote on each matter properly brought before themeeting. A plurality of the shares of Common Stock present in person or represented by proxy at the meeting is required for the election of Directors.

                BENEFICIAL OWNERSHIP OF COMMON STOCK

            The following table set forth certain information as of March 5, 1999, with respect to the beneficial ownership of the Company's Common Stock by (i) each person known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock;
(ii) each director of the Company; (iii) each executive officer named in the Summary Compensation Table; and (iv) all directors and executive officers as a group.

                      OWNERSHIP OF COMMON STOCK

NAME OF                                                         AMOUNT AND NATURE OF             PERCENT
BENEFICIAL OWNER                                              BENEFICIAL OWNERSHIP (1)           OF CLASS
----------------                                              ------------------------           --------
Michael S. Starnes
    c/o M.S. Carriers, Inc.
    3171 Directors Row
    Memphis, Tennessee 38116...............................        3,183,080(2)                   25.3%

The Capital Guardian Trust Company and
Capital International, Inc.
    11100 Santa Monica Blvd.
    Los Angeles, CA 90025 .................................          825,100                       6.7%

Dimensional Fund Advisors, Inc.
    1299 Ocean Avenue, 11th Floor
    Santa Monica, CA 90401.................................          619,400                       5.0%

James W. Welch.............................................          119,421(3)                     *

M.J. Barrow................................................           79,696(4)                     *

Mike Reaves  ..............................................           11,322(5)                     *

John M. Hudson.............................................           41,938(6)                     *

Carl J. Mungenast .........................................              494(7)                     *

Morris H. Fair  ...........................................           17,500(8)                     *

Jack H. Morris, III .......................................           24,000(9)                     *

All executive officers and directors as a group ...........        3,477,451                      27.7%

* Indicates less than 1%.

(1) Beneficial ownership of Common Stock consists of solevoting and investment power except as otherwise indicated.

(2)  The shares of Common Stock shown as beneficially owned by Michael
     S. Starnes represent 3,104,913 shares owned directly by him, 167 shares allocated to his account in the Company's Retirement Savings Plan and 78,000 shares which he may acquire through the exercise of stock options within 60 days of March 5, 1999.

(3)  The shares of Common Stock shown as beneficially owned by James
     W. Welch represent 45,000 shares owned directly by him, 2,421 shares allocated to his account in the Company's Retirement Savings Plan and 72,000 shares which he may acquire through the exercise of stock options within 60 days of March 5, 1999.

(4) The shares of Common Stock shown as beneficially owned by M.J. Barrow represent 3,351 shares owned directly by him, 4,345 shares allocated to his account in the Company's Retirement Savings Plan and 72,000 shares which he may acquire through the exercise of stock options within 60 days of March 5, 1999. Excludes 120 shares owned by Mr. Barrow's spouse and 60 shares owned of record by Mr. Barrow as custodian for his adult children.
(5) The shares of Common Stock shown as beneficially owned by Mike Reaves represent 500 shares owned directly by him, 1,822 shares allocated to his account in the Company's Retirement Savings Plan and 9,000 shares which he may acquire through the exercise of stock options within 60 days of March 5, 1999.

(6) The shares of Common Stock shown as beneficially owned by John M. Hudson represent 890 shares owned directly by him, 2,048 shares allocated to his account in the Company's Retirement Savings Plan and 39,000 shares which he may acquire through the exercise of stock options within 60 days of March 5, 1999.

(7) The shares of Common Stock shown as beneficially owned by Carl J. Mungenast represent 494 shares allocated to his account in the Company's Retirement Savings Plan.

(8)  The shares of Common Stock shown as beneficially owned by Morris
     H. Fair represent 15,500 shares owned directly by him and 2,000 shares which he may acquire through the exercise of stock options within 60 days of March 5, 1999.

(9) The shares of Common Stock shown as beneficially owned by Jack H. Morris, III represent 22,000 shares owned directly by him and 2,000 shares which he may acquire through the exercise of stock options within 60 days of March 5, 1999.

                        ELECTION OF DIRECTORS
                       (ITEM 1 ON PROXY CARD)

            At the meeting, the shares represented by the enclosed proxy card will be voted for the election of the five nominees named below, unless otherwise instructed on the proxy card. If you do not wish your shares to be voted for particular nominees, please identify the exceptions in the appropriate space provided on the proxy card.

            If at the time of the meeting one or more of the nominees have become unavailable to serve, shares represented by proxies will be voted for the remaining nominees and for such other persons as may be determined by the holders of such proxies or, if none, the size of the Board will be reduced. The Board knows of no reason why any of the nominees will be unavailable or unable to serve.

            All of the nominees are members of the present Board.
The table below sets forth the names and present position with the Company of each nominee.

NAME                         POSITION WITH THE COMPANY

Michael S. Starnes           Chairman of the Board, President and
                             Chief Executive Officer
James W. Welch               Senior Vice President - Marketing and
                             Director
M.J. Barrow                  Senior Vice President- Finance and
                             Administration, Chief Financial Officer,
                             Secretary-Treasurer and Director
Morris H. Fair               Director
Jack H. Morris, III          Director

    The Board of Directors unanimously recommends a vote
FOR election of the director nominees.

                        INFORMATION REGARDING
                  DIRECTORS AND EXECUTIVE OFFICERS

            Information concerning the names, ages, positions with the Company and business experience of the Company's current directors, director nominees and executive officers is set forth below.
            MICHAEL S. STARNES, 54, is the Chairman of the Board, President and ChiefExecutive Officer of the Company, positions he has held since 1978. Mr. Starnes is a director of RFSHotel Investors, Inc. He has been a Director of the Company since 1978 and is a member of the Compensation Committee.

            JAMES W. WELCH, 55, is the Senior Vice President - Marketing of the Company, a position he has held since May 1989. Mr. Welch joined the Company in 1982 as a Vice President - Sales and served in that capacity until 1989. He has been a Director of the Company since 1982.

            M.J. BARROW, 54, is the Senior Vice President - Finance and Administration, Chief Financial Officer and Secretary-Treasurer of the Company, positions he has held since at least May 1989. Mr. Barrow joined the Company in 1982 as Controller and Treasurer and shortly thereafter was named Vice President - Finance. In February 1986, Mr. Barrow was named Secretary-Treasurer and Chief Financial Officer of the Company. He has been a Director of the Company since 1982.

            CARL J. MUNGENAST, has been a consultant to the Company since November 1997. From April 1994 to June 1996, he was the Executive Vice President and Chief Operating Officer of the Company. From June 1996 to November 1997, Mr. Mungenast served as Advisor to the Chairman. Prior to joining the Company, Mr. Mungenast was employed by Sears Roebuck & Company from 1958 to 1993. He has been a Director of the Company since 1994 and is a member of the Audit Committee.

            MORRIS H. FAIR, 69, has been associated with Raymond
James & Associates, Inc. since April 1995. From September 1988 through December 1997, he was Senior Vice President of Union Planters Corporation. Mr. Fair was Chairman of the Board of UMIC Securities Corporation of Memphis, Tennessee, with which he was associated from 1966 to 1988. He has been a Director of the Company since 1986 and is a member of the Audit and Compensation Committees.

            JACK H. MORRIS, III, 68, is Chief Executive Officer of Auto Glass of Memphis, Inc. with which he has been associated since 1951. He has been a Director of the Company since 1986 and is a member of the Audit and Compensation Committees.

            MIKE REAVES, 54, is the Senior Vice President - Driver Services of the Company, a position he has held since May 1996. He joined the Company in June 1994 and was named Vice President - Driver Services in May 1995. Prior to joining the Company, he was employed by Yellow Corporation, the parent corporation of several less-than-truckload carriers, in various management positions.

            JOHN M. HUDSON, 58, is the Vice President - Human
Resources of the Company, a position he has held since May 1996. He joined the Company in 1990 and was named Vice President - Human
Resources in 1991 and Vice President - Process and Individual
Development in 1994. In 1996, he resumed his duties as Vice President
- Human Resources.

                   ADDITIONAL INFORMATION RELATED
                      TO THE BOARD OF DIRECTORS

            The Board of Directors has the responsibility for establishing broad corporate policies and for the overall performance of the Company. Members of the Board who are not officers are kept informed of the Company's business through discussions with the Chairman and other officers, by reviewing analysis and other reports, as well as by participating in Board meetings. To assist the Board in carrying out its duties, the Board has established an Audit Committee and an Executive Compensation Committee.

            Regular meetings of the Board of Directors are held each quarter, and special meetings are scheduled when required. The Board held four meetings in 1998 and each director attended at least three of the meetings.

            The Audit Committee meets with management and the independent auditors to consider the adequacy of the internal controls of the Company and the objectivity of financial reporting. The Audit Committee recommends to the Board the appointment of the independent auditors. The members of the Committee are Messrs. Mungenast, Fair and Morris. Mr. Starnes served on the Committee until November 1998 when he was replaced on the Committee by Mr. Mungenast. The Committee met twice during 1998 and each member attended those meetings.

            The Executive Compensation Committee administers reviews and approves the salaries and other remuneration arrangements for senior management. The members of the Committee who are not employees of the Company administer the Company's Stock Option Plans. The members of the Committee are Messrs. Starnes, Fair and Morris. The Committee met once during 1998 and each member attended the meetings.

            The Company does not have a standing Nominating Committee. The entire Board of Directors serves in the capacity of a Nominating Committee.

COMPENSATION OF DIRECTORS

            Directors who are not full-time employees receive a fee of $1,500 for each meeting of the Board they attend and for each Committee Meeting they attend if not held on a day on which a meeting of the Board is held. Directors who are also officers of the Company receive no additional compensation for services as directors. Under the Company's Non-Employee Directors Stock Option Plan, which was approved by the shareholders, each non-employee director receives an automatic, non-discretionary award of an option to purchase 2,500 shares of Common Stock upon their election to the Board. The option price per share is equal to the fair market value of the Common Stock on the date of the grant. Each stock option shall vest and become exercisable in five (5) equal annual installments on the anniversary dates of the date of the grant. If a non-employee director ceases to be a director of the Company for any reason other than death or disability, all options granted to him or her shall immediately terminate; provided, however, the non-employee director shall have thirty (30) days from the date on which he or she ceased to be a director to exercise any portion of the option which was exercisable on the date that the non-employee director ceased to be a director of the Company.

                       EXECUTIVE COMPENSATION
            The following table and related notes summarizes the compensation paid by the Company to its Chief Executive Officer and the four other most highly compensated executive officers for the three fiscal years ended December 31, 1998.

                                                SUMMARY COMPENSATION TABLE

                                                                     LONG-TERM
                                     ANNUAL COMPENSATION            COMPENSATION            OTHER COMPENSATION
                                                                                       RETIREMENT           LIFE
NAME AND PRINCIPAL POSITION      YEAR      SALARY       BONUS         OPTIONS        SAVINGS PLAN(1)     INSURANCE(2)
---------------------------      ----     --------     --------     ------------     ---------------     ------------

Michael S. Starnes               1998     $340,281     $216,986            --            $5,000            $60,319
 Chairman of the Board,          1997      346,656       33,762            --                --             64,516
  President and Chief            1996      325,728           --        30,000                --             63,643
  Executive Officer

James W. Welch                   1998      179,178      144,657            --             5,000              4,183
  Senior Vice President-         1997      194,469       33,762        20,000             4,750              4,272
  Marketing                      1996      179,178           --        20,000             4,750              5,887

M. J. Barrow                     1998      161,765      144,657            --             5,000              4,442
  Senior Vice President-         1997      175,579       33,762        20,000             4,179              4,377
  Finance and Administration     1996      131,765           --        20,000             3,294              5,984
  Secretary, Treasurer

Mike Reaves                      1998      150,000      144,657            --             2,000              6,533
  Senior Vice President-         1997      154,307       33,762        20,000             4,750                 --
  Driver Services                1996      123,077           --        20,000             3,736                 --

John M. Hudson                   1998      125,529       43,399         5,000             2,000                 --
  Vice President-                1997      129,104        6,307            --             2,850                 --
  Human Resources                1996      129,876           --        15,000             2,850                 --

(1) The Company's contribution to the named individual's account in the Company's Retirement Savings Plan.

(2) Premiums paid by the Company on split-dollar life insurance policies covering the named individual. Upon the death of an individual, the Company will be reimbursed the amount it has paid in premiums.

                        OPTION GRANTS IN 1998

          The following table provides information with respect to stock options granted to the Chief Executive Officer and each of the four other most highly compensated executive officers during the year ended December 31, 1998.

                                                  INDIVIDUAL GRANTS                                   POTENTIAL REALIZABLE
                                                        % OF                                             VALUE AT ASSUMED
                                   NUMBER OF            TOTAL                                              ANNUAL RATES
                                   SECURITIES          OPTIONS          EXERCISE                          OF STOCK PRICE
                                  UNDERLYING         GRANTED TO         OR BASE                          APPRECIATION FOR
                                    OPTIONS         EMPLOYEES IN         PRICE       EXPIRATION            OPTION TERM
             NAME                 GRANTED (#)        FISCAL YEAR         ($/SH)         DATE             5%         10%
-------------------------------------------------------------------------------------------------------------------------
Michael S. Starnes                     --                --                  --         --                 --          --
James W. Welch                         --                --                  --         --                 --          --
M.J. Barrow                            --                --                  --         --                 --          --
Mike Reaves                            --                --                  --         --                 --          --
John M. Hudson                      5,000                .7%             $21.72       1/23/08         $68,298    $173,080

    AGGREGATED OPTION EXERCISES IN 1998 AND YEAR-END VALUE TABLE

            The following table sets forth information with respect to stock options exercised by the Chief Executive Officer and each of the four other most highly compensated executive officers during the year ended December 31, 1998.

                                                                       NUMBER OF                  VALUE OF UNEXERCISED
                                                                   UNEXERCISED OPTIONS            IN-THE-MONEY OPTIONS
                                                                  AT DECEMBER 31, 1998           AT DECEMBER 31, 1998(1)
                              SHARES ACQUIRED        VALUE     ---------------------------    ---------------------------
NAME                            ON EXERCISE         REALIZED   EXERCISABLE   UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
-------------------------------------------------------------------------------------------------------------------------
Michael S. Starnes                  --                 --        18,000         72,000        $  756,000      $245,250
James W. Welch                      --                 --        48,000         52,000         1,304,000       357,250
M. J. Barrow                        --                 --        48,000         52,000         1,304,000       357,250
Mike Reaves                         --                 --         8,000         42,000           109,000       472,875
John M. Hudson                      --                 --        26,000         24,000           570,500       280,900

(1) This amount is the aggregate of the number of options multiplied by the difference between the closing sale price of $31.625 of the Common Stock on the last trading day in 1998 minus the exercise price for those options.

EMPLOYMENT CONTRACTS

          The Company has employment agreements with senior executive officers. Under each of these employment agreements, the Executive Compensation Committee of the Company's Board of Directors determines the annual base salary of the executive officer and may award discretionary bonuses to the executive officer. Each executive officer is entitled to participate in all employee benefit plans generally available to the Company's employees. The Company shall reimburse all ordinary and necessary business expenses incurred by each of these executive officers. Each of these employment agreements provides that the employment of the executive officer may be terminated by either the Company or the executive officer upon thirty days' notice. Mr. Welch's employment agreements contain certain non-competition and confidentiality provisions which continue after the term of his employment.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF
1934

            Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than 10% stockholders are required by SECregulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of such forms furnished to the Company, the Company believes that its officers, directors and greater than 10%beneficial owners complied with all Section 16(a) filing requirements applicable to them during the Company's preceding fiscal year, except (i) Mr. Hudson reported the grant of a stock option for 5,000 shares of Common Stock in January 1998 late on an amended Form 5; (ii) Mr. Barrow reported the gifts of 1,117 shares of Common Stock in 1998 late on an amended Form 5; and (iii) Mr. Fair reported the gifts of 1,500 shares of Common Stock on a late Form 5.

           REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE

            The Executive Compensation Committee of the Board of Directors (the "Committee") is composed of the Chairman of the Board and two Directors who are not employees of the Company. The Committee is responsible for establishing and administering the Company's executive compensation plans. Mr. Starnes does not participate in the Committee's deliberations concerning his compensation.

COMPENSATION PHILOSOPHY AND OBJECTIVES

            The Company applies a consistent philosophy to compensation for all employees, including senior management. This philosophy is based on the premise that superior performance of the Company results from the coordinated efforts of all employees working toward common objectives. The Company strives to achieve those objectives through teamwork that is focused on meeting the expectations of the Company's customers and shareholders.

            The Company's goal is to attract, retain and reward employees who contribute to the long-term success of the Company. The philosophy underlying the compensation plans is the alignment of compensation with the Company's business objectives and performance. In addition, the Company seeks to align the interests of all employees with those of the shareholders. Key principles of this philosophy are:

            [BULLET] Providing fairness in compensation plans which deliver pay commensurate with the Company's performance and the individual's performance.
            [BULLET] Providing equity-based incentives for the employees to insure that they are motivated over the long term to manage the Company's business as owners rather than just employees.

EXECUTIVE OFFICER COMPENSATION

            SALARY AND BONUS. The Company strives to structure the base salaries and annual bonuses of the Company's executive officers to be competitive with those provided to similarly situated executives with other publicly held truckload motor carriers. In establishing compensation, the Committee considers (i) the Company's financial performance, as well as the role and contribution of the particular executive officer with respect to such performance; (ii) individual performance and responsibility, past performance and potential with the Company; (iii)compensation information disclosed by similar publicly held truckload carriers; and (iv) compensation levels disclosed by other publicly held companies headquartered in Memphis, Tennessee. Salary levels are largely subjective, with individual performance and responsibility being the most important factor.

            The Committee establishes a formula for determining bonuses for its executive officers and other senior management employees. During the first quarter of 1998, the Committee determined that the 1998 bonus pool for senior management would be based upon the Company's level of diluted earnings per share for the year. The Committee set $1.70 per share as the minimum level of earnings to be achieved by the Company before any amount would be allocated to the bonus pool. It was determined that if diluted earnings per share were to exceed
$1.70, the bonus pool would be increased by a predetermined percentage of after tax earnings. The Company's actual diluted earnings per share for 1998 was $1.99 which resulted in a total bonus pool of $1,084,928 which was distributed among 17 employees.

            The Committee believes that the compensation of the Company's officers as a group, historically and during the last fiscal year, has been comparable to that of other publicly held truckload motor carriers.

            STOCK OPTIONS. The Company's Stock Option Plans are the vehicles utilized to provide long-term incentives to executive officers. Grants under these plans are tied to the value of the Company's Common Stock, thereby providing an additional incentive for executive officers to maximize shareholder value. Options granted under the plans have a term of ten years and typically vest over a five-year period. An executive officer receives value from the grant of options under these plans if the Company's Common Stock appreciates over the long term and the executive officer continues in the employ of the Company.

            In making option grants to executive officers, the Committee evaluates the individual officer's past and expected future contributions to the Company's long-term success. In 1998, the Committee awarded options to purchase 5,000 shares of Common Stock to John L. Hudson.

            CHIEF EXECUTIVE OFFICER. Due to Mr. Starnes' substantial responsibility and contributions to the Company, Mr. Starnes' base salary is set significantly above the base salaries of the other executive officers. In setting Mr. Starnes' salary, the Committee specifically considered (i) Mr. Starnes' performance as Chairman, President and Chief Executive Officer; (ii) the Company's financial results and (iii) the compensation paid to chief executive officers of other publicly held truckload motor carriers. The factors were considered subjectly, and none was given any specific weight. For 1998, Mr. Starnes was allocated 20% of the bonus pool which was established for senior management. The Committee believes Mr. Starnes' total compensation is appropriate especially in light of the Company's operating results in 1998.

                                    EXECUTIVE COMPENSATION COMMITTEE
                                    Jack H. Morris, III, Chairman
                                    Morris H. Fair
                                    Michael S. Starnes

                    STOCK PRICE PERFORMANCE GRAPH

            The graph below compares cumulative total return of the Company, the Nasdaq Stock Market (U.S.)Index and the Nasdaq Transportation Stocks Index from December 31, 1993 to December 31, 1998. The graph assumes that $100 was invested on December 31, 1993, and any dividends were reinvested.

[GRAPH GOES HERE]

                                                               YEAR ENDING DECEMBER 31

                                      1993           1994        1995           1996           1997        1998
                                      ----           ----        ----           ----           ----        ----

M.S. Carriers, Inc.                    100            102          94             75            115         149
Nasdaq Stock Market
    (U.S.) Index                       100             98         138            170            208         293
Nasdaq Transportation
    Stocks Index                       100             91         106            116            149         133

                              AUDITORS
            The Board of Directors has appointed Ernst & Young
LLP as independent auditors for the year ended December 31, 1999. One or more members of Ernst & Young LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

                        SHAREHOLDER PROPOSALS

            Proposals intended to be presented at the 1999 Annual Meeting of Shareholders should be sent to M.J. Barrow, Secretary, M.S. Carriers, Inc., P. O. Box 30788, Memphis, Tennessee 38130-0788, and must be received by December 15, 1999, in order to be included in the proxy materials for the 2000 annual meeting.

                            OTHER MATTERS

            In addition to the matters described above, there will be an address by the Chairman and a general discussion period during which shareholders will have an opportunity to ask questions about the Company's business.

            If any matter not described herein should come before the meeting, the persons named in the accompanying proxy card will vote the shares represented by them in accordance with their best judgment. At the time this proxy statement went to press, the Company knew of no other matters which might be presented for shareholder action at the meeting.

                          OTHER INFORMATION

            The enclosed proxy card is being solicited by the Board of Directors and the entire cost of such solicitation will be paid by the Company. If the proxy is properly executed, the shares represented by it will be voted at the Annual Meeting. If a shareholder has specified how his shares are to be voted, they will be voted in accordance with such specification. To the extent necessary to assure sufficient representation at the meeting, certain officers and other regular employees of the Company may, by telephone, telegraph or personal interview, request the return of proxies.

            It is intended that the shares represented by the proxy not limited to the contrary will be voted in favor of all items listed on the proxy and in the discretion of the persons named in the proxies on any other matter which may properly come before the meeting.

                        FINANCIAL STATEMENTS

            Financial statements for the Company are included in the Annual Report to shareholders for the year 1998 which is being mailed to shareholders with this proxy statement but which is not a part of the proxy soliciting materials. Additional copies of these statements, as well as the Annual Report to the Securities and Exchange Commission on Form 10-K, may be obtained without charge from M.J. Barrow, Secretary, M.S. Carriers, Inc., P.O. Box 30788, Memphis, Tennessee 38130-0788.

            The above notice and proxy statement are sent by order of the Board of Directors.

                                      M.J. Barrow
                                      Secretary


April 5, 1999

[ATTACHMENT -- PROXY CARD]
FRONT
M.S. CARRIERS, INC.                                    PROXY CARD
3171 Directors Row
Memphis, Tennessee 38131

     This proxy is solicited on behalf of the Board of Directors for the Annual Meeting on May 7, 1999.
     The undersigned hereby appoints Michael S. Starnes and M.J. Barrow, or either of them, proxies, with the powers the undersigned would possess if personally present, and with full power of substitution, to vote all common shares of the undersigned in M.S. Carriers, Inc., at the Annual Meeting of the Shareholders to be held at the Company's Office, 3171 Directors Row, Memphis, Tennessee, beginning at 9:00 a.m. on May 7, 1999, and at any adjournment thereof, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement furnished herewith, subject to any directions indicated on the other side of this card. If no directions are given, the proxies will vote for the election of all listed nominees and, at their discretion, on any other matter that may properly come before the meeting.
     Your vote for the election of Directors may be indicated on the other side. Nominees are Michael S. Starnes, James W. Welch, M.J. Barrow, Jack H. Morris, III and Morris H. Fair.
     Please sign on the other side and return promptly. If you do not sign and return a proxy, or attend the meeting and vote by ballot, your shares cannot be voted.

BACK SIDE
Please mark votes [X]
[bullet] To vote your shares for all Director nominees, mark the "For" box on Item "1".
[bullet] To withhold voting for all nominees, mark the "Withhold" box.
[bullet] If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and enter the names of those you do not want to vote for in the space provided; your shares will be voted for the remaining nominees.


                  Directors recommend a vote "For"

                                         With-      For All
                              For        hold       Except*

1. Election of All            [ ]        [ ]        [ ]
   Directors
   (Page 3)
*Exceptions



Please sign this proxy and return it promptly whether or not you plan to attend the meeting. If signing for a corporation or partnership or as agent, attorney or fiduciary, indicate the capacity in which you are signing. If you do attend the meeting and decide to vote by ballot, such vote will supersede this proxy.

Sign here as name(s) appear on reverse side

x
x
Date                        , 1999